Exhibit 10.6

LIGHTYEAR NETWORK SOLUTIONS, INC.
2010 STOCK AND INCENTIVE COMPENSATION PLAN

Restricted Stock Award Agreement

Lightyear Network Solutions, Inc. ("LYNS") grants as of _________ __, 20__  (the "Grant Date") to ______________________________________ (the "Director" or "you") the number of shares set forth below of the common stock of LYNS under the Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan (the "Plan").  A copy of the Plan is attached, and any capitalized terms used but not defined in this Agreement shall have the meaning given them in the Plan.

Grant of Award.  Subject to the terms and conditions of this Agreement and the Plan, LYNS hereby grants to you a Restricted Stock Award in the amount of _____ shares of Stock (the "Shares").   These shares will be issued to you after you sign this Agreement, but are subject to forfeiture upon your Termination of Service with LYNS.

Restriction Period. The Restricted Stock vests in one installment on the first year anniversary of the Grant Date stated above, provided that you have not incurred a Termination of Service with LYNS before the applicable vesting date.   However, your Restricted Stock will become 100% vested upon your death or Disability before the vesting date if you have not already incurred a Termination of Service.

Taxation of Award.   Your Restricted Stock will be taxable when it vests, at the value on the vesting date.  See the attachment to this Agreement explaining your alternative to include the value of the shares in income within 30 days of the Grant Date.  You may only choose this option if you make arrangements satisfactory to LYNS to pay any required withholding taxes due now if the election is made.   Check below if you wish to make this election:

___    I elect to make an 83(b) tax election to include the value of Shares granted to me in income now.

Transfer Restrictions. Until such time as the Shares become vested in accordance with provisions set forth above, the Shares shall not be transferred, pledged or disposed of except by will or the laws of descent and distribution, and are subject to forfeiture in accordance with this Agreement and the Plan.

Acknowledgments.   By signing below, you acknowledge that you have received a copy of the Plan, and you hereby accept the Shares subject to all the terms and provisions of the Plan.  Nothing contained in the Plan or this Agreement shall give you any rights to continued service as a director of LYNS or interfere in any way with the right of  LYNS to change your compensation at any time.

Stock Power.   To effect the transfer to LYNS of the Shares upon your Termination of Service, you hereby execute the following with your signature below:  “By signing below, I hereby appoint the Secretary of LYNS as my agent, authorized representative and attorney, to transfer the Shares I receive under this Award to LYNS upon my Termination of Service prior to the vesting date (other than on account of death or Disability), without consideration therefore, and no further authorization or signature by me shall be required.  Within five days after receipt of a written request from LYNS, I hereby agree to provide such additional information and to execute and deliver such additional documents as may reasonably be necessary to effect this transfer.”

LIGHTYEAR NETWORK SOLUTIONS, INC.

By:
Director

Date:	Date:

Important Information about Section 83(b) Election
to Include Value of Restricted Stock Grant in Income at Grant Date:

As a recipient of a restricted stock grant under Lightyear Network Solutions, Inc. 2010 Stock and Incentive Compensation Plan, you may make an election (called an "83(b) election") to recognize compensation income when the stock is granted, even though the stock is then subject to a risk of forfeiture (vesting).  Making an 83(b) election causes current taxation of the fair market value of the stock granted.

By making an 83(b) election, any later appreciation in the stock will be taxed as capital gain income, and your holding period for capital gain purposes will begin on the date of taxation.  An 83(b) election must be made, if at all, within 30 days after the transfer of the stock to you.

The downside of making an 83(b) election is that the election is irrevocable.  Also, if you forfeit the stock, you will not receive any deduction for the amount previously included in income.

To the extent an 83(b) election is not made, LYNS will be treated as the owner of the stock that continues to be subject to restriction for tax purposes, so any dividends will be treated as compensation paid to you by LYNS, and may therefore be subject to withholding and FICA and Medicare taxes.

ELECTION TO INCLUDE VALUE
OF RESTRICTED STOCK AWARD IN GROSS INCOME
PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

__________________________ [insert date]

The undersigned hereby elects, under IRC Section 83(b) to include in gross income, as compensation for services, the excess of the fair market value at the time of transfer of the property described below over the amount paid for such property.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.           The name, address and social security number of the undersigned:

Name: __________________________________

Address: ________________________________________________________

________________________________________________________________

_________________________________________________________________

SSN: __________________________________________

2.           The property with respect to which the election is being made is common stock of Lightyear Network Solutions, Inc.

3.           The property was transferred on _____________________________ [insert date].  The taxable year for which election is made is calendar year 20____.

4.           The nature of the restrictions or risks of forfeiture to which the property is subject is that if the undersigned ceases to be a director of Lightyear Network Solutions, Inc. or any of its subsidiaries, the unvested portion of the undersigned's restricted stock will be forfeited.   The undersigned vests in the property in one installment on the first year anniversary of the date of grant, or upon earlier death or disability.

5.           The fair market value of property at the time of transfer (determined without regard to any lapse restriction) was $_____________.

6.           The taxpayer received the property solely for the performance of services.

7.           Copies of this statement have been have been furnished, as required by Reg 1.83-2(d), to Lightyear Network Solutions, Inc. and its subsidiary for which the services were performed.

Signature:__________________________________________

Printed Name:____________________________

Date:___________________________________

Instructions for Filing:   File this statement within 30 days from the Grant Date with IRS at the address you will use to file your 1040 for the tax year involved as stated in item 3 above, AND file it with your tax return for that year.